EXHIBIT 99.1

Golden Phoenix Signs Definitive Acquisition Agreement for Santa Rosa Gold Mine, Panama; Creates New Joint Venture Company

SPARKS, NV, SEPTEMBER 19, 2011 – Golden Phoenix Minerals, Inc. (the “Company”) (OTC Bulletin Board: GPXM) is pleased to announce the signing of a Definitive Acquisition Agreement (the “Definitive Agreement”) to acquire a 60% interest, with an option to buy an additional 20% interest, in the Santa Rosa gold mine (“Santa Rosa” or “Mina Santa Rosa”) located in Panama and owned by Silver Global, S.A., a Panamanian corporation (“Silver Global”). Santa Rosa produced over 100,000 ounces of gold from 1996 to 1998 and was closed down due in part to low gold prices.

Golden Phoenix intends to acquire its initial 60% interest in Santa Rosa by acquiring 60% of the share capital of a recently created company under the name Golden Phoenix Panama S.A. (the “JV Company”) formed with the specific purpose of holding, operating, running and mining the exploration, extraction, transport and benefit concessions (the “Concessions”) that encompass Mina Santa Rosa.

Tom Klein, CEO of Golden Phoenix comments: “The completion of our Definitive Agreement establishes a solid framework from which we can begin the process of advancing Mina Santa Rosa to production-ready status.”

Tony Bonilla, President of Silver Global comments: “We have worked closely with Golden Phoenix the past 45 days to prepare a strong foundation for the redevelopment and planned reopening of Mina Santa Rosa.”

Upon signing the Definitive Agreement, Silver Global shall start the process of transferring ownership of the Concessions as well as all rights, permits, licenses, environmental impact study, insurance, bonds, surveys, documents, among other assets belonging to Silver Global in connection with Mina Santa Rosa to the JV Company.

Under the terms of the Definitive Agreement, Golden Phoenix shall earn-in to a 60% interest in Santa Rosa with an option to acquire an additional 20% interest after achieving certain milestones, in consideration for $20,500,000 in cash over a period of approximately 12 to 15 months (with the final earn-in to occur upon achieving commercial production, anticipated to be within 18 to 24 months) and $4,500,000 in shares of Golden Phoenix common stock (at a deemed value of $0.18 per share, a premium to the current market price), as well as certain preferential payments from cash flow out of gold production. These payments are less those amounts previously paid by Golden Phoenix to Silver Global ($500,000 in cash and $500,000 in capital stock of Golden Phoenix) in consideration for the 45-day secondary due diligence review period, which concluded on September 17th, 2011.

The JV Company will operate according to the terms of a Joint Venture Operating Agreement (“JV Agreement”) that Golden Phoenix and Silver Global have agreed to enter into on or before October 15, 2011, at which time the Definitive Agreement shall be merged with and incorporated into the JV Agreement.

The payments and earn-in will occur upon successful completion of certain milestones, ensuring the project moves forward to commercial production in the near term, as follows:

•	$250,000 on signing the Definitive Agreement;
•	$3,750,000 on signing the JV Agreement + $4,000,000 in Golden Phoenix common stock = 15% interest in JV Company.
•	$3,000,000 on successful completion of Environmental Impact Study (required for the JV Company to commence exploration operations) = Additional 10% interest in JV Company.
•	$5,000,000 on successful completion of NI-43-101 Report providing resource estimate of at least “measured and indicated” category = Additional 10% interest in JV Company.

•	$3,000,000 on successful completion of a Bankable Feasibility Study (to be defined within the JV Agreement) = Additional 10% interest in JV Company.
•	$5,000,000 on securing complete project financing necessary to bring the property to commercial production = Additional 4% interest in JV Company.
•	On achieving commercial production = Additional 11% interest in JV Company (for Total of 60%).

Of the $3,750,000 payment due on signing the JV Agreement, $2,000,000 will be deposited into the business account of the JV Company in the form of a loan from Silver Global to the JV Company for funding a preliminary 43-101 report of at least the “inferred” category.  This loan will be repaid to Silver Global by Golden Phoenix over 4 equal monthly payments, to commence 30 days following entering into the JV Agreement.  Further, Golden Phoenix may, at its sole discretion, elect to make any payment before such payment is due, which will have the effect of accelerating the term under which Golden Phoenix earns its ownership interest in the Concessions.

Golden Phoenix Minerals, Inc. • 1675 East Prater Way #102 • Sparks, NV 89434
Tel: (775) 853-4919 • Fax: (775) 853-5010 • www.GoldenPhoenix.us

$50,000,000 (Preferential Payment) Upon achieving Profitable Commercial Production, Silver Global shall be entitled to a preferential payment of Fifty Million Dollars (US $50,000,000) to be paid by the JV Company to Silver Global, as owner of 100% of the preferred share capital of the JV Company, from gold production at a rate of 70% of the net distributable cash flow (after all expenses incurred, including debt service, working capital, capital reserves, among others). Profitable Commercial Production for the purpose of the Definitive Agreement shall mean four (4) consecutive quarters of estimated plant capacity of 4,000 ounces of gold per month, or four (4) consecutive quarters of profitable commercial operations.

Option to Earn Additional 20% Interest Upon completion of the payments, including completion of the Preferential Payment, Golden Phoenix shall have the option to acquire an additional twenty percent (20%) interest in the Concessions, via acquiring a further 20% of the outstanding share capital of the JV Company from Silver Global (out of its 40% interest), for a total aggregate ownership by Golden Phoenix of eighty percent (80%).  In consideration for the additional 20% interest, Golden Phoenix will pay Silver Global a purchase price equal to the net asset value of the property comprising the Concessions multiplied by 20%.  Net asset value will be determined at the time of Golden Phoenix’s exercise of its option, by an independent mining, financial and valuation expert selected by the mutual agreement of the parties, acting reasonably, using a 10% discount.

Please visit the Golden Phoenix website at: www.goldenphoenix.us.

About Golden Phoenix:  Golden Phoenix Minerals, Inc. is a Nevada-based mining company whose focus is Royalty Mining in the Americas. Golden Phoenix is committed to delivering shareholder value by identifying, acquiring, developing and joint venturing gold, silver and strategic metal deposits throughout North, South and Central America. Golden Phoenix owns, has an interest in, or has entered into agreements with respect to mineral properties located in the United States, Canada, Panama and Peru including its 30% interest in the Mineral Ridge gold project near Silver Peak, Nevada.

About Silver Global:  Silver Global is a Panama-based mining company whose focus is to identify and develop mining opportunities in the Republic of Panama. Silver Global is committed to delivering shareholder value by identifying, acquiring, developing and joint venturing gold, silver and strategic metal deposits throughout Panama. Silver Global is the sole owner of Mina Santa Rosa Panama and and has just signed a definitive joint venture agreement with Golden Phoenix for the development of Mina Santa Rosa Panama.

Forward Looking Statements:  Information contained herein regarding optimism related to the business, expanding exploration, development activities and other such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to the safe harbors created thereby. While Golden Phoenix believes such statements are reasonable, they are based on current expectations, estimates and projections about the Company's business and are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market prices for the Company’s mineral products, domestic and international business and economic conditions, and other risk factors listed in the Company's Securities and Exchange Commission (SEC) filings under “risk factors” and elsewhere. The Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

For More Information Contact:
Robert Ian, Director of Corporate Communications
(702) 983-0469
investor@goldenphoenix.us

Golden Phoenix Minerals, Inc. • 1675 East Prater Way #102 • Sparks, NV 89434
Tel: (775) 853-4919 • Fax: (775) 853-5010 • www.GoldenPhoenix.us